UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 6, 2006

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition.

On March 6, 2006, Tripos, Inc. issued a press release announcing its financial results for the fourth quarter ended December 31, 2005.  A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

The press release furnished under this Item 2.02 discloses that the correction for the first quarter will reduce the previously reported net loss in the period of $211,000 or $0.02 per basic share by $192,000 or $0.02 per share to $19,000 or $0.0 per share.  In the second quarter, net income will be reduced by $878,000 or $0.09 per basic and diluted share resulting in net income of $811,000 or $0.08 per basic and diluted share.  The third quarter will improve from a net loss of $34,000 or $0.00 per share to net income of $160,000 or $0.02 per basis and diluted share.  For the nine-month period ending September 30, 2005 net income will be reduced by $492,000 or $0.05 per basic and diluted share to net income of $952,000 or $0.09 per basic and diluted share.  The Company intends to file, as soon as practicable, a Quarterly Report on Form 10−Q/A with the Securities and Exchange Commission for each of the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

Item 4.02.       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The following information is furnished pursuant to Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2006, the Audit  Committee of the Board of Directors concluded that the Company's condensed consolidated financial statements included in its Quarterly Reports on Form 10−Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 should be restated to correct an error relating to accounting for foreign exchange transaction gains and losses from certain intercompany transactions and that such previously filed financial statements should no longer be relied upon.  This error found by management in a consolidating financial statement spreadsheet application related to foreign currency translation gains and losses from intercompany transactions that should have been recorded in "Other income and expense" on the statement of operations instead of "Other comprehensive income" within the shareholders' equity section of the balance sheet.  All other asset and liability accounts in the balance sheet and operating activity on the statement of operations were properly reported.  The effect of this correction on previously reported results of operations is described under Item 2.02.

The Audit Committee has discussed the matters associated with the restatement disclosed in this Current Report on Form 8−K with BDO Seidman, LLP, the Company's independent registered public accounting firm.

As a result of the error described above, the Company has determined, and the Audit Committee concurred, that a material weakness existed with respect to its determination of the completeness and accuracy and monitoring of foreign exchange transaction gains/losses related to certain intercompany balances.  This control deficiency will result in the restatement of the Company's condensed consolidated financial statements for the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005 and the Company will file a Form 10−Q/A for each of those  fiscal quarters.  Accordingly, the Audit Committee has agreed with management's assessment that its disclosure controls and procedures were not effective and this control deficiency constituted a material weakness in its internal control over financial reporting as of December 31, 2005.  A material weakness is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As a result of this determination that the controls in place over the process of translating certain intercompany balances did not operate effectively as of  and during the year ended December 31, 2005, the Company and its independent registered accountants have performed additional procedures during the fourth quarter of 2005 closing process to address the control failure that occurred, including: a) performing additional recalculations of foreign exchange transaction gains/losses on the intercompany balances and ending other comprehensive income balance; b) reconfirmation of intercompany settlements related to these balances; and c) rectified the errors within the consolidating spreadsheet application.  The Audit Committee believes that these corrective actions, taken as a whole, will successfully mitigate the material weakness described above and the Company will continue to perform these enhanced procedures as part of their normal closing process.

Item 9.01.       Financial Statements and Exhibits

Exhibits

99.1     Press release dated March 6, 2006, issued by Tripos, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: March 6, 2006

EXHIBIT 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Release 6 a.m. EST

March 6, 2006

Tripos Reports Fourth-Quarter and Full-Year 2005 Financial Results

Fiscal 2005 Quarterly Reported Results Corrected; Actions Taken to Position

Company for Future Success

ST. LOUIS - March 6, 2006 - Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced financial results for the fourth quarter and full year ended Dec. 31, 2005.

Financial results for the 12 months ending Dec. 31, 2005:

§         Revenues of $55.4 million, compared with revenues of $64.8 million for the previous year

§         Net operating loss of $4.0 million, compared with a net income from operations of $2.4 million in 2004

§         Pretax loss of $6.4 million, versus pretax income of $2.2 million for fiscal year 2004

§        Net loss for 2005 of $4.3 million, or $0.42 per diluted share compared with a net income of $232,000, or $0.02 per diluted share, for the prior year

Results for the three months ended Dec. 31, 2005:

§         Revenues for the fourth quarter of 2005 of $13.9 million, compared with $17.3 million in the fourth quarter of 2004

§         Operating loss for the quarter of $3.9 million, versus an operating profit of $856,000 for the previous year

- more -

§        Pretax loss for the fourth quarter of $4.7 million, compared with pretax income of $1.5 million for the same period in 2004

§        Net loss for the quarter of $5.2 million, or $0.52 per diluted share, compared with a net income of $246,000, or $0.03 per diluted share, for the fourth quarter of 2004.

"Our 2005 financial results, in particular the fourth quarter, were impacted by the winding down of the four-year, $90 million file enrichment project with Pfizer Inc.," said Dr. John P. McAlister, president and CEO of Tripos. "In addition to the costs associated with scaling down our efforts on this substantial contract, we have recorded the $861,000 write-off of a temporary laboratory building in the quarter. Also associated with completion of this contract, Tripos finalized a reduction in force at its discovery research facilities in January 2006, resulting in a charge that will be recorded in the financial results of the first quarter of 2006. In addition, Tripos also recorded a reserve for the value of certain capitalized software assets related to our ChemCore™ technology in the amount of $1.3 million. These software assets remain important to the company for future projects, but are not currently projected to generate revenue in the near term."

"The Tripos management team is addressing changing market demands and is taking the necessary actions to position the company for future success and improve shareholder value," McAlister said. "While the actions associated with streamlining the organization are always difficult, they are necessary to ensure that Tripos is appropriately sized to provide continued outstanding service to its customers and new business prospects."

During its year-end financial statement closing process, the Company identified an error in its reported financial results for the periods ending March 31, June 30 and Sept. 30, 2005. The error, detected in a financial statement consolidating spreadsheet application, related to foreign currency gains and losses from intercompany transactions that should have been recorded in "Other income and expense" on the statement of operations. These non-cash currency gains and losses were instead recorded in "Other comprehensive income" within the shareholders' equity section of the balance sheet. This correction did not affect income (loss) from operations or any other category of assets or liabilities.

The restatement of the first quarter will improve the previously reported net loss in the period of $211,000 or $0.02 per basic share by $192,000 or $0.02 per share resulting in a net loss of $19,000 or $0.00 per basic share. In the second quarter, net income will be reduced by $878,000 or $0.09 per basic and diluted share resulting in net income of $811,000 or $0.08 per basic and diluted share. The third quarter will improve from a net loss of $34,000 or $0.00 per share to net income of $160,000 or $0.02 per basic and diluted share. For the nine-month period ending Sept. 30, 2005, net income will be reduced by $492,000 or $0.05 per basic and diluted share to net income of $952,000 or $0.09 per basic and diluted share. Fourth quarter and year-to-date amounts presented above appropriately reflect the currency gains and losses.

As of Dec. 31, 2005, Tripos was in violation of two financial covenants of its loan agreement with LaSalle Bank N.A. The bank has waived these violations as of Dec. 31, 2005, and is in negotiations with the Company to amend the loan agreement prior to its expiration in April 2006.

As previously announced in January 2006, the Company retained Seven Hills Partners to explore various strategic alternatives to maximize shareholder value and enhance growth prospects for each of its core businesses: Tripos Discovery Informatics and Tripos Discovery Research (TDR).

2005 Operational Highlights

Completed strategic acquisition

§         Completed acquisition of Optive Research Inc., a molecular discovery software company, for $4.75 million in cash and 599,521 shares of Tripos stock. This acquisition gives Tripos full access to Optive's existing cheminformatics products in addition to its pipeline of new offerings and technologies.

Received research fellowship

§         Awarded Marie Curie Fellowship for Transfer of Knowledge by the European Union under its Sixth Framework Programme for Research and Technological Development. This grant, valued at 875,000 euros (approximately $1.1 million U.S.), will pay for biology and chemistry research fellows to work in lead discovery and development at TDR.

Strengthened and expanded business relationships

§         Completed the Enterprise Chemical Information Management System (ECIMS) project at Schering AG during the fourth quarter of 2005. The system was deployed to more than 250 users at Schering's sites in the United States and Germany. Built on an electronic laboratory notebook platform, the ECIMS solution stores chemical data and provides support for planning, synthesis and logistics of all compounds.

§         Established partnerships with Servier and BioTie Therapies to help those companies identify potential drug therapies. After a successful initial partnership, Servier again chose Tripos to further design and synthesize compounds for potential drug development. Under its agreement with BioTie, Tripos will identify and optimize backup series for one if BioTie's key discovery programs.

§         Secured alliances with several peer organizations, including InforSense, CambridgeSoft Corporation, Elsevier MDL and SciTegic. These partnerships will help improve drug discovery research and decision making by providing mutual customers with expanded and integrated informatics solutions.

§         Initiated a new Scientific Workbench project with Wyeth Pharmaceuticals in the fourth quarter. This $5 million project is based on Tripos' SMART IDEA™ technology, the solution Tripos previously developed in collaboration with Bristol-Myers Squibb Co.

§         Secured Discovery Research agreements with prominent pharmaceutical and life science companies across Europe and North America, including: CeNeS Ltd., Gemin X Biotechnologies Inc., Genzyme Corp., GlaxoSmithKline Research and Development Ltd., and Schering-Plough Research Institute.

Introduced new products and services

§         Launched Tripos' new laboratory informatics products suite, Benchware(R), designed to better manage innovation and improve discovery operations. The family of applications includes: Benchware Notebook, Benchware Dock, Benchware 3D Explorer, Benchware HTS DataMiner, Benchware LibraryMaker and Benchware LibraryDesigner.

§         Released SYBYL® 7.1, the latest version of Tripos' molecular modeling environment for discovery research. It includes several new products, including an innovative new application for ligand-based drug design, and also delivers many additional improvements at customer request.

§         Announced the integration of Web services as an integral component of Tripos' Discovery Informatics architecture and product development strategy. This will be part of a larger Service-Oriented Informatics initiative to provide customers with more flexible options for developing, deploying and accessing core discovery informatics technologies and applications.

§         Introduced the LeadDiscoveryTM Program, designed to develop novel leads for Tripos' pharmaceutical and biotechnology customers. This program will help customers to identify early-stage drug candidates in specific therapeutic areas that have achieved proof of principle and are more likely to enter the clinical phase. Initial LeadDiscovery compound sets contain novel, selective inhibitors with demonstrated potency and selectivity toward G-protein-coupled receptors (GPCRs) and kinases.

2006 Outlook

"We are analyzing our resource requirements to ensure that we are operating at the optimum level to serve our current clients and new-business prospects. Our goal is to position the company for future growth and success," McAlister said. "Tripos has strong core chemistry and technology platforms and has recently introduced several new growth products. We are focusing our efforts now on leveraging these capabilities and managing the business through this next stage in our development. The management team is taking proactive measures, including evaluating strategic alternatives, to ensure that we have the appropriate resources to achieve those goals. We will strive to make this transition period as short as possible. "

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EST to discuss these financial results in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com. The financial webcast archive will be available beginning at 1 p.m. EST today, and will remain on the Tripos Web site through April 6, 2006.

General

This press release contains forward-looking statements concerning, among other things: (1) expectations regarding future revenues and earnings, product introductions, growth in product sales, resource allocation and capacity; (2) expectations regarding the anticipated costs and cost savings associated with the January 2006 reduction in force and the ability of Tripos to successfully manage its excess real property; (3) expectations regarding existing and future opportunities for drug discovery collaborations; (4) expectations regarding Tripos' ability to assess and pursue strategic alternatives; (5) expectations regarding the realization of maximal value for Tripos shareholders; and (6) expectations regarding successfully negotiating an amendment to its loan agreement with LaSalle Bank. These statements are based upon numerous assumptions which Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company's filings with the Securities and Exchange Commission, including, without limitations those factors set forth in the Company's Form 10-K for the fiscal year ended Dec. 31, 2004, and from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

# # #

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries.  All other trademarks mentioned in this document are the property of their respective owners.

Tripos, Inc.

Condensed Results of Operations

(in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	31-Dec-05	31-Dec-04	31-Dec-05	31-Dec-04
Net sales
Discovery informatics products & support	$ 6,127	$ 6,414	$ 24,857	$ 24,639
Discovery informatics services	1,112	1,324	3,076	4,005
Discovery research products and services	6,598	9,545	27,440	36,004
Hardware	17	33	48	131
Total net sales	13,854	17,316	55,421	64,779

Cost of sales	8,482	9,317	29,342	32,752
Gross profit	5,372	7,999	26,079	32,027

Operating expenses
Sales and marketing	2,480	3,096	10,666	12,560
Research and development	4,056	1,861	10,866	9,294
General and administrative	1,909	2,186	7,696	7,771
Restructuring charge	861	--	861	--
Total operating expenses	9,306	7,143	30,089	29,625

Income (loss) from operations	(3,934)	856	(4,010)	2,402

Other income (loss), net	(744)	665	(2,348)	(160)
Income (loss) before income taxes	(4,678)	1,521	(6,358)	2,242

Income tax expense (benefit)	563	1,275	(2,070)	2,010
Net income (loss)	$ (5,241)	$ 246	$ (4,288)	$ 232

Basic income (loss) per share	$ (0.52)	$ 0.03	$ (0.42)	$ 0.03
Diluted income (loss) per share	$ (0.52)	$ 0.03	$ (0.42)	$ 0.02
Basic weighted average shares	10,117	9,310	10,096	9,206
Diluted shares outstanding	10,117	9,396	10,096	9,357

Tripos, Inc.

Consolidated Balance Sheets

(in thousands)

	31-Dec-05	31-Dec-04

Assets:
Current assets:
Cash and cash equivalents	$ 6,241	$ 4,171
Marketable securities	--	341
Accounts receivable	11,219	15,666
Inventory	5,155	12,007
Deferred income taxes	--	29
Prepaid expenses	4,386	5,603
Total current assets	27,001	37,817
Property and equipment, less accumulated depreciation	26,789	30,672
Capitalized development costs, net	2,291	2,159
Goodwill	5,273	965
Investments recorded at cost	1,695	1,397
Deferred income taxes	--	--
Intangible & other assets, net	3,554	112
Total assets	$ 66,603	$ 73,122

Liabilities and shareholders' equity:
Current liabilities:
Current portion of long-term debt and capital leases	$ 7,899	$ 8,203
Accounts payable	1,219	1,796
Accrued expenses	4,717	8,950
Deferred revenue	15,898	21,945
Deferred income taxes	--	--
Total current liabilities	29,733	40,894
Long-term portion of capital leases	1,426	2,653
Long-term debt	6,190	--
Deferred income taxes	22	1,709
Shareholders' equity
Common stock	102	94
Additional paid-in capital	41,547	37,394
Retained earnings (deficit)	(12,377)	(8,089)
Other comprehensive income (deficit)	(40)	(1,533)
Total shareholders' equity	29,232	27,866
Total liabilities and shareholders' equity	$ 66,603	$ 73,122